Exhibit 99.1

RECORD OPERATING RESULTS FOR FIRST QUARTER 2014
ANNOUNCED BY REALTY INCOME

ESCONDIDO, CALIFORNIA, May 1, 2014...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O), today announced record operating results for the first quarter ended March 31, 2014. Access to this document is available at www.realtyincome.com. All per share amounts presented in this press release are on a diluted per common share basis unless stated otherwise.

COMPANY HIGHLIGHTS:

For the quarter ended March 31, 2014 (as compared to the same quarterly period in 2013):

•     Revenue increased 26.3% to $221.6 million as compared to $175.5 million

•     Net income available to common stockholders per share was $0.23

•     FFO available to common stockholders increased 29.7% to $134.5 million

•     FFO per share increased 8.3% to $0.65

•     AFFO available to common stockholders increased 27.6% to $132.7 million

•     AFFO per share increased 6.7% to $0.64

•     Same store rents increased 1.5% to $131.4 million

•     Portfolio occupancy increased to 98.3% from 97.7%

•     Invested $656.7 million in 337 new properties and properties under development or expansion

•     Increased the monthly dividend in March for the 75th time and for the 66th consecutive quarter

•     Dividends paid per common share increased 6.4%

•     Also, generated net proceeds of approximately $528.5 million in 13.8 million common share offering in April

Financial Results

Revenue

Revenue, for the quarter ended March 31, 2014, increased 26.3% to $221.6 million as compared to $175.5 million, for the same quarter in 2013.

Net Income Available to Common Stockholders

Net income available to common stockholders, for the quarter ended March 31, 2014, was $47.2 million as compared to $62.7 million for the same quarter in 2013. Net income available to common stockholders, for the quarter ended March 31, 2013, was impacted by an unusually large gain on sale of real estate. Net income per share, for the quarter ended March 31, 2014, was $0.23 as compared to $0.36, for the same quarter in 2013. The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. Impairments and/or gains on property sales vary from quarter to quarter. This variance can significantly impact net income and period to period comparisons.

Funds From Operations Available to Common Stockholders (FFO)

FFO, for the quarter ended March 31, 2014, increased 29.7% to $134.5 million as compared to $103.7 million, for the same quarter in 2013. FFO, for the quarter ended March 31, 2013, was normalized to exclude 2013 merger-related costs for Realty Income’s acquisition of American Realty Capital Trust, Inc., or ARCT. All references to FFO for the first quarter of 2013 reflect this adjustment for merger-related costs. FFO per share, for the quarter ended March 31, 2014, increased 8.3% to $0.65 as compared to $0.60, for the same quarter in 2013.

Net income, for the quarter ended March 31, 2013, has been adjusted from that previously reported in Realty Income’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, as a result of measurement period adjustments, previously reported in Realty Income’s 2013 Annual Report on Form 10-K, that were recorded during the second half of 2013 upon completion of the real estate valuations for the acquisition of ARCT. As a result of these adjustments to the asset allocation, revisions were made to the consolidated statement of income for the first quarter of 2013 for the impact related to rental revenue and depreciation and amortization. Because of these revisions, net income increased by $1.4 million, with no impact on earnings per share, while FFO decreased by $1.2 million, or $0.01 per share, for the first quarter of 2013.

Adjusted Funds From Operations Available to Common Stockholders (AFFO)

AFFO, for the quarter ended March 31, 2014, increased 27.6% to $132.7 million as compared to $104.0 million, for the same quarter in 2013. AFFO per share, for the quarter ended March 31, 2014, increased 6.7% to $0.64 as compared to $0.60, for the same quarter in 2013.

The company considers FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate, reduced by gains on sales of investment properties and extraordinary items. FFO, for the first quarter of 2013, has also been normalized to add back merger-related costs for the acquisition of ARCT. AFFO further adjusts FFO for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company’s ongoing operating performance. See the reconciliations of net income available to common stockholders to FFO and AFFO on page six.

Dividend Information

In March 2014, Realty Income announced the 66th consecutive quarterly dividend increase, which is the 75th increase in the amount of the dividend since the company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of March 31, 2014, was approximately $2.19 per share. The amount of monthly dividends paid per share increased 6.4% to $0.547 in the first quarter of 2014 compared to $0.514 for the same period in 2013. In addition, through March 31, 2014, the company has paid 524 consecutive monthly dividends and over $2.9 billion in total dividends since 1969. Realty Income has a dividend reinvestment and stock purchase program that can be accessed at www.realtyincome.com. The program is administered by Wells Fargo Shareowner Services.

Real Estate Portfolio Update

As of March 31, 2014, Realty Income’s portfolio of freestanding, single-tenant properties consisted of 4,208 properties located in 49 states and Puerto Rico, leased to 211 commercial tenants doing business in 47 industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 10.8 years.

Portfolio Management Activities

The company’s portfolio of commercial real estate, owned primarily under 10- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of March 31, 2014, portfolio occupancy was 98.3% with 73 properties available for lease out of a total of 4,208 properties in the portfolio, as compared to 97.7% portfolio occupancy, or 81 properties available for lease, as of March 31, 2013.

Rent Increases

During the quarter ended March 31, 2014, same store rents, on 2,784 properties under lease, increased 1.5% to $131.4 million, as compared to $129.4 million for the same quarter in 2013.

Property Acquisitions

During the first quarter of 2014, Realty Income invested $656.7 million in 337 new properties and properties under development or expansion, located in 35 states. These properties are 100% leased with a weighted average lease term of approximately 14.2 years and an initial average lease yield of 7.0%. The tenants occupying the new properties operate in 15 industries, and the property types consist of 88% retail, 8% industrial and distribution and 4% office, based on annualized rental revenue.

Realty Income maintains a $1.5 billion unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. As of April 3, 2014, approximately $1.29 billion was available on the credit facility to fund additional acquisitions, after using stock offering proceeds (discussed below) to pay down the credit facility.

Property Dispositions

Realty Income continued to successfully execute its asset disposition program. During the quarter ended March 31, 2014, Realty Income sold 11 properties for $12.7 million, with a gain on sales of $3.9 million, as compared to 17 properties sold for $60.0 million, with a gain on sales of $38.6 million, during the same quarter in 2013.

During the first quarter of 2014, the Financial Accounting Standards Board issued guidance that changes the definition of discontinued operations by limiting discontinued operations reporting to disposals of components of an entity that represent strategic shifts that have, or will have, a major effect on an entity’s operations and financial results. Previously, Realty Income had reported all properties sold and held for sale within a period as discontinued operations. The company early adopted the requirements of this accounting pronouncement in the first quarter of 2014. As a result, Realty Income’s results of operations for all qualifying disposals and properties classified as held for sale that were not previously reported in discontinued operations in Realty Income’s 2013 Annual Report on Form 10-K are presented within income from continuing operations on the consolidated statements of income.

Other Activities

Issued 13.8 Million Shares in an Upsized Common Share Offering

On April 1, 2014, Realty Income issued 13.8 million common shares priced at $39.96 per share. Net proceeds of approximately $528.5 million were used to repay a portion of the borrowings under the company’s acquisition credit facility.

Realty Income Names Debra Bonebrake Senior Vice President – Industrial, Distribution and Office Properties

On March 3, 2014, Realty Income announced that Debra Bonebrake was named Senior Vice President – Industrial, Distribution and Office Properties.

Direct Stock Purchase and Dividend Reinvestment Plan

During the first quarter of 2014, Realty Income issued 55,870 common shares via its Stock Plan at an average price of $40.69 per share. The Plan generated gross proceeds of approximately $2.3 million during the quarter.

CEO Comments on Operating Results

Commenting on Realty Income’s results and real estate operations, Chief Executive Officer, John P. Case, said,  “We are pleased with our operating results for the first quarter of 2014. We achieved record quarterly AFFO per share of $0.64, representing an increase of 6.7% from the same period last year. The portfolio continues to perform quite well, with same store rent rising 1.5% from a year ago and occupancy increasing to 98.3%, the highest it’s been since 2007.”

“Acquisitions again contributed to these positive first quarter results. We completed $656.7 million in acquisitions this quarter, making it our second most acquisitive quarter in our company’s history. These acquisitions include $274.3 million of the previously announced $503 million transaction with Inland Diversified Real Estate Trust, Inc. We expect the majority of the remaining properties to close during the second quarter of 2014. The properties acquired during the quarter are leased to 22 different tenants in 15 industries, and located across 35 states. Retail properties comprised the majority of acquisitions accounting for 88%, while industrial and distribution accounted for 8%. Approximately 84% of the revenue generated by these acquisitions is from investment grade-rated tenants. We are pleased to have continued to add to the portfolio’s credit quality and diversification through these acquisitions, while achieving a weighted average lease term of 14.2 years and an initial average lease yield of 7.0%.”

“Subsequent to the quarter-end, we successfully accessed the capital markets, raising approximately $529 million in net proceeds in a common stock offering on April 1st. The original offering of 10.5 million shares was upsized to 13.8 million shares, allowing us to pay down our $1.5 billion acquisitions credit facility. We are well positioned with ample liquidity to fund 2014 acquisitions activity.”

FFO and AFFO Commentary

Realty Income’s FFO and AFFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the company’s revenue. There are, however, several factors that can cause FFO and AFFO per share to vary from levels that have been anticipated by the company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property and entity acquisitions and dispositions, lease rollovers, the general real estate market, and the economy.

2014 Earnings Estimates

FFO per share for 2014 should range from $2.53 to $2.58, an increase of 5% to 7% over 2013 FFO (normalized to exclude 2013 ARCT merger-related costs) per share of $2.41. FFO per share for 2014 is based on a net income per share range of $0.86 to $0.91, plus estimated real estate depreciation of $1.72 per share, and reduced by potential estimated gains on sales of investment properties of $0.05 per share (in accordance with NAREIT’s definition of FFO).

AFFO per share for 2014 should range from $2.53 to $2.58, an increase of 5% to 7% over the 2013 AFFO per diluted share of $2.41. AFFO further adjusts FFO for unique revenue and expense items, which are not as pertinent to the measurement of the company’s ongoing operating performance.

About Realty Income

Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of March 31, 2014, the company had paid 524 consecutive monthly dividends throughout its 45-year operating history. The monthly income is supported by the cash flows from over 4,200 properties owned under long-term lease agreements with 211 leading regional and national commercial tenants. The company is an active buyer of net-leased properties nationwide. Additional information about the company can be obtained from the corporate website at www.realtyincome.com or www.twitter.com/realtyincome.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available via the internet at http://www.realtyincome.com/invest/newsroom-library/press-releases.shtml.

Contact:

Paul M. Meurer

Executive Vice President, Chief Financial Officer & Treasurer

(760) 741-2111 ext. 1109

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share amounts - unaudited)

	Three months	Three months

	Ended 3/31/14	Ended 3/31/13

REVENUE

Rental	$214,122	$167,798

Tenant reimbursements	6,427	6,027

Other	1,023	1,697

Total revenue	221,572	175,522

EXPENSES

Depreciation and amortization	89,970	66,749

Interest	51,720	41,599

General and administrative	12,886	11,628

Property (including reimbursable)	10,577	9,572

Income taxes	1,091	577

Merger-related costs	-	12,030

Provisions for impairment	1,683	-

Total expenses	167,927	142,155

Gain on sales of real estate	1,271	-

Income from continuing operations	54,916	33,367

Income from discontinued operations	3,077	39,859

Net income	57,993	73,226

Net income attributable to noncontrolling interests	(332)	(9)

Net income attributable to the Company	57,661	73,217

Preferred stock dividends	(10,482)	(10,482)

Net income available to common stockholders	$47,179	$62,735

Funds from operations available to
common stockholders (FFO)	$134,520	$103,688	(1)
Adjusted funds from operations available to
common stockholders (AFFO)	$132,660	$103,972

Per share information for common stockholders:

Income from continuing operations,

basic and diluted	$0.21	$0.13

Net income:

Basic	$0.23	$0.37

Diluted	$0.23	$0.36

FFO, basic and diluted	$0.65	$0.60	(1)

AFFO:

Basic	$0.64	$0.61

Diluted	$0.64	$0.60

Cash dividends paid per common share	$0.547	$0.514

(1) Normalized to exclude ARCT merger-related costs

FUNDS FROM OPERATIONS (FFO)

(dollars in thousands, except per share amounts)

	Three months	Three months
	Ended 3/31/14	Ended 3/31/13

Net income available to common stockholders	$47,179	$62,735
Depreciation and amortization:
Continuing operations	89,970	66,749
Discontinued operations	-	513
Depreciation of furniture, fixtures and equipment	(91)	(61)
Provisions for impairment on investment properties
Continuing operations	1,683	-
Discontinued operations	-	456
Gain on sale of investment properties,
Continuing operations	(1,271)	-
Discontinued operations	(2,607)	(38,559)
Merger-related costs (1)	-	12,030
FFO adjustments allocable to non-controlling interests	(343)	(175)

FFO available to common stockholders, basic and diluted	$134,520	$103,688

FFO per common share, basic and diluted	$0.65	$0.60
Distributions paid to common stockholders	$113,414	$84,977
FFO in excess of distributions paid to common stockholders, basic and diluted	$21,106	$18,711

Weighted average number of common shares used for FFO:
Basic	207,003,950	171,659,191
Diluted	207,007,341	172,053,880

(1)                   FFO for the three months ended March 31, 2013, has been normalized to exclude ARCT merger-related costs.

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate assets, reduced by gains on sales of investment properties and extraordinary items.

ADJUSTED FUNDS FROM OPERATIONS (AFFO)

(dollars in thousands, except per share amounts)

We define AFFO as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company’s ongoing operating performance.  Most companies in our industry use a similar measurement to AFFO, but they may use the term “CAD” (for Cash Available for Distribution) or “FAD” (for Funds Available for Distribution).

	Three months	Three months
	Ended 3/31/14	Ended 3/31/13

Net income available to common stockholders	$47,179	$62,735
Cumulative adjustments to calculate FFO (1)	87,341	40,953
FFO available to common stockholders	134,520	103,688
Amortization of share-based compensation	2,697	3,845
Amortization of deferred financing costs (2)	1,076	1,006
Amortization of net mortgage premiums	(2,385)	(1,947)
Loss on interest rate swaps	57	452
Capitalized leasing costs and commissions	(192)	(413)
Capitalized building improvements	(1,177)	(1,265)
Straight-line rent	(3,936)	(3,204)
Amortization of above and below-market leases	1,994	1,794
AFFO adjustments allocable to non-controlling interests	6	16
AFFO available to common stockholders, basic and diluted	$132,660	$103,972

AFFO per common share:
Basic	$0.64	$0.61
Diluted	$0.64	$0.60
Distributions paid to common stockholders	$113,414	$84,977
AFFO in excess of distributions paid to common stockholders, basic and diluted	$19,246	$18,995

Weighted average number of common shares used for AFFO:
Basic	207,003,950	171,659,191
Diluted	207,007,341	172,053,880

(1)      See FFO calculation above for reconciling items.

(2)      Includes the amortization of costs incurred and capitalized when our notes were issued in March 2003, November 2003, March 2005, September 2005, September 2006, September 2007, June 2010, June 2011, October 2012 and July 2013. Additionally, this includes the amortization of deferred financing costs incurred and capitalized in connection with our assumption of our mortgages payable and the issuance of our term loan. The deferred financing costs are being amortized over the lives of the respective mortgages and term loan. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

HISTORICAL FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(dollars in thousands, except per share amounts)

For the three months ended March 31,	2014	2013	2012	2011	2010

Net income available to common stockholders	$47,179	$62,735	$26,071	$29,936	$24,142
Depreciation and amortization	89,879	67,201	35,235	26,791	23,213
Provisions for impairment on investment properties	1,683	456	-	200	34
Gain on sales of investment properties	(3,878)	(38,559)	(611)	(129)	(703)
Merger-related costs(1)	-	12,030	-	-	-
FFO adjustments allocable to non-controlling interests	(343)	(175)	-	-	-

FFO	134,520	103,688	60,695	56,798	46,686

FFO per diluted share	$0.65	$0.60	$0.46	$0.48	$0.45

AFFO	$132,660	$103,972	$66,294	$58,239	$47,615

AFFO per diluted share	$0.64	$0.60	$0.50	$0.49	$0.46

Cash dividends paid per share	$0.547	$0.514	$0.437	$0.433	$0.429

Weighted average diluted shares outstanding	207,007,341	172,053,880	132,703,954	119,109,044	103,686,440

(1)                     FFO for the three months ended March 31, 2013, has been normalized to exclude ARCT merger-related costs.

REALTY INCOME CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

March 31, 2014 and December 31, 2013

(dollars in thousands, except per share data)

	2014	2013
ASSETS	(unaudited)
Real estate, at cost:
Land	$2,917,117	$2,791,147
Buildings and improvements	7,603,513	7,108,328
Total real estate, at cost	10,520,630	9,899,475
Less accumulated depreciation and amortization	(1,179,550)	(1,114,888)
Net real estate held for investment	9,341,080	8,784,587
Real estate held for sale, net	12,145	12,022
Net real estate	9,353,225	8,796,609
Cash and cash equivalents	14,142	10,257
Accounts receivable, net	40,329	39,323
Acquired lease intangible assets, net	986,063	935,459
Goodwill	15,598	15,660
Other assets, net	71,424	127,133
Total assets	$10,480,781	$9,924,441

LIABILITIES AND EQUITY
Distributions payable	$41,543	$41,452
Accounts payable and accrued expenses	70,340	102,511
Acquired lease intangible liabilities, net	155,195	148,250
Other liabilities	40,769	44,030
Line of credit payable	740,100	128,000
Term loan	70,000	70,000
Mortgages payable, net	822,270	783,360
Notes payable, net	3,185,796	3,185,480
Total liabilities	5,126,013	4,503,083

Commitments and contingencies

Stockholders’ equity:
Preferred stock and paid in capital, par value $0.01 per share,
69,900,000 shares authorized and 25,150,000 shares issued and
outstanding as of March 31, 2014 and December 31, 2013	609,363	609,363
Common stock and paid in capital, par value $0.01 per share,
370,100,000 shares authorized, 207,631,143 shares issued and outstanding as of March 31, 2014 and 207,485,073 shares issued
and outstanding at December 31, 2013	5,774,395	5,767,878
Distributions in excess of net income	(1,058,120)	(991,794)
Total stockholders’ equity	5,325,638	5,385,447

Noncontrolling interests	29,130	35,911
Total equity	5,354,768	5,421,358
Total liabilities and equity	$10,480,781	$9,924,441

Realty Income Performance vs. Major Stock Indices

				Equity									NASDAQ
	Realty Income			REIT Index (1)			DJIA			S&P 500			Composite
	Dividend	Total		Dividend	Total		Dividend	Total		Dividend	Total		Dividend	Total
	yield	return (2)		yield	return (3)		yield	return (3)		yield	return (3)		yield	return (4)

10/18 to 12/31/1994	10.5%	10.8%		7.7%	0.0%		2.9%	(1.6%	)	2.9%	(1.2%	)	0.5%	(1.7%	)
1995	8.3%	42.0%		7.4%	15.3%		2.4%	36.9%		2.3%	37.6%		0.6%	39.9%
1996	7.9%	15.4%		6.1%	35.3%		2.2%	28.9%		2.0%	23.0%		0.2%	22.7%
1997	7.5%	14.5%		5.5%	20.3%		1.8%	24.9%		1.6%	33.4%		0.5%	21.6%
1998	8.2%	5.5%		7.5%	(17.5%	)	1.7%	18.1%		1.3%	28.6%		0.3%	39.6%
1999	10.5%	(8.7%	)	8.7%	(4.6%	)	1.3%	27.2%		1.1%	21.0%		0.2%	85.6%
2000	8.9%	31.2%		7.5%	26.4%		1.5%	(4.7%	)	1.2%	(9.1%	)	0.3%	(39.3%	)
2001	7.8%	27.2%		7.1%	13.9%		1.9%	(5.5%	)	1.4%	(11.9%	)	0.3%	(21.1%	)
2002	6.7%	26.9%		7.1%	3.8%		2.6%	(15.0%	)	1.9%	(22.1%	)	0.5%	(31.5%	)
2003	6.0%	21.0%		5.5%	37.1%		2.3%	28.3%		1.8%	28.7%		0.6%	50.0%
2004	5.2%	32.7%		4.7%	31.6%		2.2%	5.6%		1.8%	10.9%		0.6%	8.6%
2005	6.5%	(9.2%	)	4.6%	12.2%		2.6%	1.7%		1.9%	4.9%		0.9%	1.4%
2006	5.5%	34.8%		3.7%	35.1%		2.5%	19.0%		1.9%	15.8%		0.8%	9.5%
2007	6.1%	3.2%		4.9%	(15.7%	)	2.7%	8.8%		2.1%	5.5%		0.8%	9.8%
2008	7.3%	(8.2%	)	7.6%	(37.7%	)	3.6%	(31.8%	)	3.2%	(37.0%	)	1.3%	(40.5%	)
2009	6.6%	19.3%		3.7%	28.0%		2.6%	22.6%		2.0%	26.5%		1.0%	43.9%
2010	5.1%	38.6%		3.5%	27.9%		2.6%	14.0%		1.9%	15.1%		1.2%	16.9%
2011	5.0%	7.3%		3.8%	8.3%		2.8%	8.3%		2.3%	2.1%		1.3%	(1.8%	)
2012	4.5%	20.1%		3.5%	19.7%		3.0%	10.2%		2.5%	16.0%		2.6%	15.9%
2013	5.8%	(1.8%	)	3.9%	2.9%		2.3%	29.6%		2.0%	32.4%		1.4%	38.3%
Q1 YTD 2014	5.3%	10.9%		3.6%	3.3%		2.2%	(0.1%	)	2.0%	1.8%		1.2%	0.5%

Compounded Average Annual Total Return (5)		16.7%			10.9%			10.1%			9.4%			9.1%

 Note:       All of these dividend yields are calculated as annualized dividends based on the last dividend paid in applicable time period divided by the closing price as of period end.  Dividend yield sources: NAREIT website and Bloomberg, except for the 1994 NASDAQ dividend yield which was sourced from Datastream / Thomson Financial.

(1)       FTSE NAREIT US Equity REIT Index, as per NAREIT website.

(2)       Calculated as the difference between the closing stock price as of period end less the closing stock price as of previous period, plus dividends paid in period, divided by closing stock price as of end of previous period.  Does not include reinvestment of dividends for the annual percentages.

(3)       Includes reinvestment of dividends.  Source:  NAREIT website and Factset.

(4)       Price only index, does not include dividends.  Source:  Factset.

(5)       All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income’s NYSE listing on October 18, 1994 through March 31, 2014, and (except for NASDAQ) assuming reinvestment of dividends. Past Performance does not guarantee future performance.  Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Property Type Diversification

The following table sets forth certain property type information regarding Realty Income’s property portfolio as of March 31, 2014 (dollars in thousands):

		Approximate	Rental Revenue for		Percentage of
	Number of	Leasable	the Quarter Ended		Rental
Property Type	Properties	Square Feet	March 31, 2014	(1)	Revenue
Retail	4,056	43,720,800	$166,573		77.9%
Industrial and distribution	81	16,007,300	22,962		10.7
Office	43	3,240,300	13,975		6.5
Manufacturing	13	3,715,200	5,278		2.5
Agriculture	15	184,500	5,209		2.4
Totals	4,208	66,868,100	$213,997		100.0%

(1)            Includes rental revenue for all properties owned by Realty Income at March 31, 2014, including revenue from properties reclassified as discontinued operations of $13.  Excludes revenue of $44 from properties owned by Crest and $94 from sold properties that were included in continuing operations.

Tenant Diversification

The largest tenants based on percentage of total portfolio rental revenue at March 31, 2014 include the following:

Walgreens	5.4%	Northern Tier Energy/Super America	2.3%
FedEx	5.2%	Rite Aid	2.0%
Dollar General	5.0%	Regal Cinemas	2.0%
Family Dollar	4.7%	CVS Pharmacy	2.0%
LA Fitness	4.6%	The Pantry	1.7%
AMC Theatres	2.9%	Circle K	1.6%
Diageo	2.8%	Walmart/Sam’s Club	1.5%
BJ’s Wholesale Clubs	2.7%

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the
	Quarter Ended	For the Years Ended
	March 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2014	2013	2012	2011	2010	2009	2008
Retail industries
Apparel stores	1.8%	1.9%	1.7%	1.4%	1.2%	1.1%	1.1%
Automotive collision services	0.8	0.8	1.1	0.9	1.0	1.1	1.0
Automotive parts	1.2	1.2	1.0	1.2	1.4	1.5	1.6
Automotive service	1.8	2.1	3.1	3.7	4.7	4.8	4.8
Automotive tire services	3.3	3.6	4.7	5.6	6.4	6.9	6.7
Book stores	*	*	0.1	0.1	0.1	0.2	0.2
Child care	2.3	2.8	4.5	5.2	6.5	7.3	7.6
Consumer electronics	0.3	0.3	0.5	0.5	0.6	0.7	0.8
Convenience stores	10.3	11.2	16.3	18.5	17.1	16.9	15.8
Crafts and novelties	0.5	0.5	0.3	0.2	0.3	0.3	0.3
Dollar stores	9.1	6.2	2.2	-	-	-	-
Drug stores	9.5	8.1	3.5	3.8	4.1	4.3	4.1
Education	0.4	0.4	0.7	0.7	0.8	0.9	0.8
Entertainment	0.6	0.6	0.9	1.0	1.2	1.3	1.2
Equipment services	0.1	0.1	0.1	0.2	0.2	0.2	0.2
Financial services	1.4	1.5	0.2	0.2	0.2	0.2	0.2
General merchandise	1.1	1.1	0.6	0.6	0.8	0.8	0.8
Grocery stores	2.8	2.9	3.7	1.6	0.9	0.7	0.7
Health and fitness	6.9	6.3	6.8	6.4	6.9	5.9	5.6
Health care	1.1	1.1	-	-	-	-	-
Home furnishings	0.8	0.9	1.0	1.1	1.3	1.3	2.4
Home improvement	1.3	1.6	1.5	1.7	2.0	2.2	2.1
Jewelry	0.1	0.1	-	-	-	-	-
Motor vehicle dealerships	1.7	1.6	2.1	2.2	2.6	2.7	3.2
Office supplies	0.4	0.5	0.8	0.9	0.9	1.0	1.0
Pet supplies and services	0.8	0.8	0.6	0.7	0.9	0.9	0.8
Restaurants - casual dining	4.5	5.1	7.3	10.9	13.4	13.7	14.3
Restaurants - quick service	4.0	4.4	5.9	6.6	7.7	8.3	8.2
Shoe stores	0.1	0.1	0.1	0.2	0.1	-	-
Sporting goods	1.6	1.7	2.5	2.7	2.7	2.6	2.3
Theaters	5.4	6.2	9.4	8.8	8.9	9.2	9.0
Transportation services	0.1	0.1	0.2	0.2	0.2	0.2	0.2
Wholesale clubs	4.1	3.9	3.2	0.7	-	-	-
Other	0.1	0.1	0.1	0.1	0.3	1.1	1.2
Retail industries	80.3%	79.8%	86.7%	88.6%	95.4%	98.3%	98.2%

Industry Diversification (continued)

	Percentage of Rental Revenue(1)
	For the
	Quarter Ended	For the Years Ended
	March 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2014	2013	2012	2011	2010	2009	2008
Non-retail industries
Aerospace	1.2	1.2	0.9	0.5	-	-	-
Beverages	2.9	3.3	5.1	5.6	3.0	-	-
Consumer appliances	0.5	0.6	0.1	-	-	-	-
Consumer goods	1.0	1.0	0.1	-	-	-	-
Crafts and novelties	0.1	0.1	-	-	-	-	-
Diversified industrial	0.2	0.2	0.1	-	-	-	-
Electric utilities	0.1	*	-	-	-	-	-
Equipment services	0.5	0.4	0.3	0.2	-	-	-
Financial services	0.5	0.5	0.4	0.3	-	-	-
Food processing	1.4	1.5	1.3	0.7	-	-	-
General merchandise	0.2	-	-	-	-	-	-
Government services	1.3	1.4	0.1	0.1	0.1	0.1	-
Health care	0.8	0.8	*	*	-	-	-
Home furnishings	0.2	0.2	-	-	-	-	-
Insurance	0.1	0.1	*	-	-	-	-
Machinery	0.2	0.2	0.1	-	-	-	-
Other manufacturing	0.6	0.6	-	-	-	-	-
Packaging	0.8	0.9	0.7	0.4	-	-	-
Paper	0.1	0.2	0.1	0.1	-	-	-
Shoe stores	0.8	0.9	-	-	-	-	-
Telecommunications	0.6	0.7	0.8	0.7	-	-	-
Transportation services	5.2	5.3	2.2	1.6	-	-	-
Other	0.4	0.1	1.0	1.2	1.5	1.6	1.8
Non-retail industries	19.7%	20.2%	13.3%	11.4%	4.6%	1.7%	1.8%
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

*          Less than 0.1%

(1)       Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations. Excludes revenue from properties owned by Crest Net Lease, Inc., or Crest.

Lease Expirations

The following table sets forth certain information regarding Realty Income’s property portfolio regarding the timing of the lease term expirations (excluding rights to extend a lease at the option of the tenant) on our 4,116 net leased, single-tenant properties as of March 31, 2014 (dollars in thousands):

Total Portfolio							Initial Expirations(3)			Subsequent Expirations(4)
				Rental				Rental			Rental
				Revenue				Revenue			Revenue
				for the				for the			for the
				Quarter		% of		Quarter	% of		Quarter	% of
	Number		Approx.	Ended		Total	Number	Ended	Total	Number	Ended	Total
	of Leases		Leasable	Mar 31,		Rental	of Leases	Mar 31,	Rental	of Leases	Mar 31,	Rental
Year	Expiring	(1)	Sq. Feet	2014	(2)	Revenue	Expiring	2014	Revenue	Expiring	2014	Revenue

2014	119		846,900	$2,952		1.4%	39	$1,348	0.6%	80	$1,604	0.8%
2015	173		876,600	3,950		1.8	66	1,767	0.8	107	2,183	1.0
2016	204		1,231,400	4,947		2.3	121	2,812	1.3	83	2,135	1.0
2017	181		2,069,900	6,040		2.9	47	3,194	1.5	134	2,846	1.4
2018	284		3,576,000	11,155		5.3	166	7,890	3.7	118	3,265	1.6
2019	208		3,123,200	11,024		5.3	163	9,832	4.7	45	1,192	0.6
2020	113		3,513,000	9,137		4.3	101	8,461	4.0	12	676	0.3
2021	192		5,340,500	13,803		6.5	184	13,291	6.3	8	512	0.2
2022	226		7,250,700	14,780		7.0	217	14,500	6.9	9	280	0.1
2023	362		6,341,400	20,510		9.7	349	19,847	9.4	13	663	0.3
2024	148		2,407,900	7,647		3.6	148	7,647	3.6	-	-	-
2025	299		4,120,200	17,583		8.4	294	17,456	8.3	5	127	0.1
2026	237		3,471,200	12,524		5.9	234	12,441	5.9	3	83	*
2027	461		4,755,500	15,346		7.3	459	15,306	7.3	2	40	*
2028	288		5,913,900	15,833		7.5	286	15,780	7.5	2	53	*
2029 - 2043	621		10,567,600	43,800		20.8	613	43,592	20.7	8	208	0.1

Totals	4,116		65,405,900	$211,031		100.0%	3,487	$195,164	92.5%	629	$15,867	7.5%

*  Less than 0.1%

(1) Excludes 19 multi-tenant properties and 73 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2) Includes rental revenue of $13 from properties reclassified as discontinued operations and excludes revenue of $2,965 from 19 multi-tenant properties and from 73 vacant and unleased properties at March 31, 2014, $94 from sold properties included in continuing operations and $44 from properties owned by Crest.

(3) Represents leases to the initial tenant of the property that are expiring for the first time.

(4) Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio as of March 31, 2014 (dollars in thousands):

			Approximate	Rental Revenue for		Percentage of
	Number of	Percent	Leasable	the Quarter Ended		Rental
State	Properties	Leased	Square Feet	March 31, 2014	(1)	Revenue
Alabama	127	98%	1,029,300	$3,252		1.5%
Alaska	2	100	128,500	307		0.1
Arizona	114	96	1,235,000	5,564		2.6
Arkansas	54	96	793,200	1,556		0.7
California	161	98	4,780,800	22,716		10.6
Colorado	69	99	792,100	2,885		1.4
Connecticut	24	96	490,500	2,061		1.0
Delaware	16	100	29,500	420		0.2
Florida	320	99	3,363,700	12,995		6.1
Georgia	229	98	2,917,600	8,976		4.2
Hawaii	--	--	--	--		*
Idaho	12	100	87,000	427		0.2
Illinois	158	99	4,249,400	12,283		5.7
Indiana	105	99	1,166,100	4,950		2.3
Iowa	35	97	2,751,700	3,353		1.6
Kansas	82	99	1,638,200	3,404		1.6
Kentucky	54	98	886,900	3,046		1.4
Louisiana	88	97	954,300	2,700		1.3
Maine	9	100	126,400	837		0.4
Maryland	32	100	654,100	3,709		1.7
Massachusetts	84	96	761,000	3,192		1.5
Michigan	105	98	955,200	3,221		1.5
Minnesota	155	100	1,153,200	7,346		3.4
Mississippi	121	98	1,551,500	3,677		1.7
Missouri	131	98	2,554,000	7,788		3.6
Montana	1	100	5,400	13		*
Nebraska	31	100	708,700	1,663		0.8
Nevada	22	95	413,000	1,287		0.6
New Hampshire	20	100	320,100	1,238		0.6
New Jersey	65	98	497,000	2,642		1.2
New Mexico	26	100	208,000	563		0.3
New York	85	95	2,048,900	10,185		4.8
North Carolina	147	99	1,496,900	5,548		2.6
North Dakota	7	100	66,000	117		0.1
Ohio	211	98	5,004,600	11,840		5.5
Oklahoma	124	100	1,583,700	3,777		1.8
Oregon	25	100	525,400	1,747		0.8
Pennsylvania	146	99	1,747,500	6,943		3.3
Rhode Island	4	100	157,200	459		0.2
South Carolina	133	99	963,700	4,368		2.1
South Dakota	11	100	133,500	244		0.1
Tennessee	191	97	2,994,700	5,995		2.8
Texas	415	98	7,369,800	20,892		9.8
Utah	13	100	749,000	1,337		0.6
Vermont	6	100	100,700	499		0.2
Virginia	140	97	2,628,600	6,883		3.2
Washington	38	100	415,300	1,556		0.7
West Virginia	12	100	261,200	882		0.4
Wisconsin	41	95	1,370,600	2,442		1.1
Wyoming	3	100	21,100	63		*
Puerto Rico	4	100	28,300	149		0.1
Totals\Average	4,208	98%	66,868,100	$213,997		100.0%

*  Less than 0.1%

(1) Includes rental revenue for all properties owned by Realty Income at March 31, 2014, including revenue from properties reclassified as discontinued operations of $13.  Excludes revenue of $44 from properties owned by Crest and $94 from sold properties that were included in continuing operations.